UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2022

INNOVATION1 BIOTECH INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55852	82-2275255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wall Street, Suite 2701

New York, New York 10005

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (646) 380-1923

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendments to Bylaws

On November 18, 2022, the Board of Directors of the Company (“Board”) approved and adopted a second amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”), effective as of such date. The amendments set forth in the Amended and Restated Bylaws include among other things, (1) revisions to the procedures for calling special meetings, allowing for special meetings to be called by the President, Chief Executive Officer, Company shareholders entitled to cast not less than a majority in interest of the number of shares entitled to be cast a meeting, and a majority of the Board, compared to the previous Bylaws of the Company (“Bylaws”) which only allowed for a special meeting to be called by the Board, (2) revisions to the provision for the election of directors by stockholders, which now provides that the directors shall be elected by a plurality of the votes cast, compared to the previous Bylaws which provided that the directors were to be elected by affirmative vote of a majority of the directors, (3) revisions to the provision calling for the frequency of board meetings, now providing that Board meetings are to be held no less than quarterly, compared to the previous Bylaws which  provided that the meetings of the Board were to be held at such time and place as the Board shall fix.

The amendments set forth in the Amended and Restated Bylaws also include additional provisions, which were not contemplated in the previous Bylaws, these amendments include among other things, (1) the inclusion of an additional provision which provides that shareholder behavior which demonstrates a lack of due care for regulatory agencies, may cause the ownership and title of shares to be clouded, and shall prevent such shareholder from voting such shares at a meeting, until a court or administrative agency approves in writing the shareholders authority to vote, (2) the inclusion of an additional provision which provides that the Board members shall hold office for a period or 2 years or until their successors are duly elected and qualified or until their removal or resignation, (3)  the inclusion of an additional provision which provides that officers of the Company may be removed by the Board by a vote of a majority of the entire number of directors then in office, (4) the inclusion of an additional provision which provides that each member of the Board acknowledges that they have fiduciary duties on behalf of the Company and may receive confidential information regarding the Company, and the executive officers or Board may limit or restrict the confidential information provided to the Board in order to protect sensitive or competitive information, (5) the inclusion of an additional section (Section 6) which provides for the indemnification of officers and directors in the event of a proceeding and allows for advancements to be made to such directors and officers, and  (6) certain other language and conforming changes and other technical edits and updates.

The Amended and Restated Bylaws are attached hereto as Exhibit 3.2 and are hereby incorporated by reference into this Item 5.03. The foregoing summary description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Bylaws
3.2	Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2022	Innovation1 Biotech Inc.

	By:	/s/ Jeffrey J. Kraws
Jeffrey J. Kraws Chief Executive Officer

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